Exhibit 99.1
WVT Announces Filing of 2005 2nd Quarter 10-Q
(Warwick, New York, October 28, 2005) Warwick Valley Telephone Company (Nasdaq: WWVYE) (the “Company”) today filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Second Quarter 10-Q”). As previously reported, the Company was required to file both the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and its Second Quarter 10-Q by October 31, 2005 to prevent its Common Shares from being delisted from The Nasdaq National Market. Today’s filing satisfies these requirements.
The Company currently anticipates that its Quarterly Report on Form 10-Q for the quarter ending September 30, 2005 will be filed by November 9, 2005.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. Please refer to the Company’s Report on Form 10-Q for the quarter ended March 31, 2005 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which the Company operates and the important factors that may affect its business. The Company is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as the result of new information, future events or otherwise.